                                                                     Exhibit 5.1

KOHRMAN JACKSON & KRANTZ P.L.L.

ATTORNEYS AT LAW

September 29, 2000

Hawk Corporation
200 Public Square
Suite 30-5000
Cleveland, Ohio 44114


         Re:      REGISTRATION STATEMENT ON FORM S-8 OF HAWK CORPORATION


Ladies and Gentlemen:

         Hawk Corporation, a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 700,000 shares (the "Shares") of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), pursuant to stock options, stock appreciation rights, restricted stock, performance awards and other stock unit awards ("Awards") granted or to be granted under the Hawk Corporation 2000 Long Term Incentive Plan (the "2000 Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. Capitalized terms used in this opinion letter and not otherwise defined have the meanings attributed to them in the Registration Statement.

         In connection with this opinion letter, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws, as amended, of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the 2000 Plan and related matters; (iii) minutes of the annual meeting of stockholders of the Company approving the 2000 Plan; (iv) the 2000 Plan; and (v) such other documents and instruments as we have deemed necessary for providing this opinion letter.

         We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such investigations of law as we deem appropriate as a basis for rendering the opinions expressed below, and as to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

       1375 East Ninth Street One Cleveland Center, 20th Floor Cleveland,
                                Ohio 44114-1793
            Voice 216-696-8700 Fax 216-621-6536 Website www.kjk.com

KOHRMAN JACKSON & KRANTZ P.L.L.

Hawk Corporation
September 29, 2000
Page 2


         Based upon the foregoing examination, we are of the opinion that (i) the Company presently has at least 700,000 authorized and unissued shares of Common Stock from which the 700,000 Shares proposed to be sold pursuant to the exercise of Awards granted under the 2000 Plan may be issued, and (ii) assuming
(a) the Company maintains an adequate number of authorized but unissued Shares and treasury Shares available for issuance to those persons who exercise Awards granted in accordance with the 2000 Plan and (b) the Shares are duly delivered against payment therefor in accordance with the terms of the 2000 Plan, the Shares issued pursuant to the exercise of Awards granted in accordance with the 2000 Plan will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to the federal law of the United States and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                            KOHRMAN JACKSON & KRANTZ P.L.L.

                                            /S/ Kohrman Jackson & Krantz P.L.L.